                                                                    EXHIBIT 10.3
                                                                     TO THE 1994
                                                                       FORM 10-K

                                                                       EXHIBIT H
                                                                          TO THE
                                                                CREDIT AGREEMENT

                    AMENDED AND RESTATED SUBSIDIARY GUARANTEE



          AMENDED AND RESTATED SUBSIDIARY GUARANTEE, dated as of July 7, 1994, by each of the corporations that are signatories hereto (the "GUARANTORS") in favor of CHEMICAL BANK, a New York banking corporation, as Administrative Agent (in such capacity, the "ADMINISTRATIVE AGENT") for the banks and other financial institutions (the "BANKS") that are parties to the Credit Agreement described below.

                              W I T N E S S E T H :


          WHEREAS, General Instrument Corporation of Delaware (formerly GI Corporation), a Delaware corporation (the "COMPANY"), is party to the Second Amended and Restated Credit Agreement, dated as of June 30, 1994, with the Administrative Agent, the Banks and Chemical Bank, Continental Bank N.A., Deutsche Bank AG, The Nippon Credit Bank, Ltd., The Bank of Nova Scotia, The Toronto-Dominion Bank, National Westminster Bank PLC and The Bank of Tokyo Trust Company, as co-agents (the "CO-AGENTS") (as amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT");

          WHEREAS, pursuant to the terms of the Credit Agreement and the other Credit Documents (as defined below), the Banks have severally agreed to hold and make certain Extensions of Credit (as defined below) to or for the benefit of the Company;

          WHEREAS, the Company owns, directly or indirectly, all of the issued and outstanding stock of each of the Guarantors;

          WHEREAS, pursuant to the Existing Credit Agreement (as defined in the Credit Agreement), the Guarantors have previously made that certain Subsidiary Guarantee, dated as of June 30, 1993 (the "EXISTING GUARANTEE");

          WHEREAS, the proceeds of Extensions of Credit may be used in part to enable the Company to make Valuable Transfers (as defined below) to some of the Guarantors in connection with the operation of their respective businesses;

          WHEREAS, each Guarantor will derive substantial direct and indirect benefit from the holding and making of the Extensions of Credit;

          WHEREAS, the obligation of the Banks to hold and make the Extensions of Credit is conditioned upon, among other things, the execution and delivery by each of the Guarantors of a

Guarantee to the Administrative Agent for the ratable benefit of the Banks;

          WHEREAS, the Company has requested that the Existing Guarantee be amended and restated upon the terms and subject to the conditions herein contained; and

          WHEREAS, the obligation of the Banks to hold and make the Extensions of Credit is conditioned upon, among other things, that the Existing Guarantee shall have been amended and restated upon the terms and subject to the conditions herein contained;

          NOW, THEREFORE, in consideration of the premises and to induce the Banks to enter into the Credit Agreement and to hold and make Extensions of Credit, each Guarantor hereby agrees with and for the benefit of the Administrative Agent, the Co-Agents and the Banks that the existing Guarantee shall be and is amended and restated in its entirety as follows:

          1. DEFINED TERMS. As used in this Guarantee, terms defined in the Credit Agreement are used herein as therein defined, and the following terms shall have the following meanings:

          "ADJUSTED NET WORTH" of any Guarantor shall mean, as of any Determination Date for such Guarantor, the excess of (i) the amount of the "present fair saleable value" of the assets as of the such Determination Date for such Guarantor, over (ii) the amount of all "liabilities of such Guarantor, contingent or otherwise", as of the Determination Date for such Guarantor, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors.

          "DETERMINATION DATE" shall mean, with respect to any Guarantor, the earlier of (a) the date of commencement of a case under Title 11 of the United States Code in which such Guarantor is a debtor and (b) the date enforcement hereunder is sought with respect to such Guarantor.

          "EXTENSION OF CREDIT" shall mean (i) all loans or advances made to the Company under any Credit Document, (ii) all letters of credit issued for the account of the Company under any Credit Document, (iii) all other extensions of credit to or for the benefit of the Company under any Credit Document and (iv) to the extent not otherwise included in the foregoing, all other extensions of credit to or for the benefit of the Company under any Credit Document.

          "MAXIMUM GUARANTEED AMOUNT" for any Guarantor shall mean, as of the Determination Date for such Guarantor, the sum of (i) an amount equal to the sum of each Extension of Credit (or portion thereof) the proceeds of which are used to make a Valuable Transfer (as hereinafter defined) to such

     Guarantor PLUS interest on such amount at the rate specified in the Credit Agreement PLUS (ii) the greater of (I) ninety-five percent (95%) of the Adjusted Net Worth of such Guarantor at the date of the execution of this Guarantee before giving effect to any Extensions of Credit made on such date and (II) ninety-five percent (95%) of the Adjusted Net Worth of such Guarantor at the Determination Date for such Guarantor. For purposes hereof, the proceeds of an Extension of Credit (or portion thereof) are considered to be used to make a Valuable Transfer to a Guarantor if such proceeds are used to (i) make a loan, advance or capital contribution to such Guarantor, (ii) acquire from such Guarantor debt securities or other obligations of such Guarantor, (iii) acquire property, any interest in which is transferred to such Guarantor (but only to the extent of the economic benefit to such Guarantor of the interest so transferred), (iv) purchase equity securities of such Guarantor or (v) otherwise confer, directly or indirectly, an economic benefit on such Guarantor (but only to the extent of such benefit).

          2. GUARANTEE. (a) Each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantees to the Administrative Agent, the Co-Agents and the Banks and their respective successors, indorsees, transferees and assigns, the prompt and complete payment by the Company when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations, and each Guarantor further agrees to pay any and all expenses (including, without limitation, all reasonable fees and disbursements of counsel) which may be paid or incurred by the Administrative Agent, the Co-Agents or any Bank in enforcing, or obtaining advice of counsel in respect of, any rights with respect to, or collecting, any or all of the Obligations and/or enforcing any rights with respect to, or collecting against, such Guarantor under this Guarantee; PROVIDED, HOWEVER, that, anything herein or in any other Credit Document to the contrary notwithstanding, the maximum liability of each Guarantor hereunder and under the other Credit Documents shall in no event exceed such Guarantor's Maximum Guaranteed Amount as determined at the Determination Date for such Guarantor; and FURTHER PROVIDED, that the Maximum Guaranteed Amount for each Guarantor hereunder shall in no event exceed the amount which can be guaranteed by such Guarantor under applicable federal and state laws relating to the insolvency of debtors.

          (b) Each Guarantor agrees that the Obligations may at any time and from time to time exceed the Maximum Guaranteed Amount of such Guarantor or of all of the Guarantors without impairing this Guarantee or affecting the rights and remedies of the Administrative Agent, the Co-Agents and the Banks hereunder.

          (c) No payment or payments made by the Company, any of the Guarantors, any other guarantor or any other Person or received or collected by the Administrative Agent, the Co-Agents or any Bank from the Company, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment or payments other than payments made by such Guarantor in respect of the Obligations or payments received or collected from such Guarantor in respect of the Obligations, remain liable for the Obligations up to its Maximum Guaranteed Amount until the Obligations are paid in full and the Commitments are terminated.

          (d) Each Guarantor agrees that whenever, at any time, or from time to time, it shall make any payment to the Administrative Agent, the Co-Agents or any Bank on account of its liability hereunder, it will notify the Administrative Agent in writing that such payment is made under this Guarantee for such purpose.

          3. RIGHT OF CONTRIBUTION. Each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder who has not paid its proportionate share of such payment. Each Guarantor's right of contribution shall be subject to the terms and conditions of Paragraph 5 hereof. The provisions of this Paragraph 3 shall in no respect limit the obligations and liabilities of any Guarantor to the Administrative Agent, the Co-Agents and the Banks, and each Guarantor shall remain liable to the Administrative Agent, the Co-Agents and the Banks for the full amount guaranteed by such Guarantor hereunder.

          4. RIGHT OF SET-OFF. Upon the occurrence and during the continuance of any Event of Default specified in the Credit Agreement, each Guarantor hereby irrevocably authorizes each Bank at any time and from time to time without notice to such Guarantor or any other Guarantor, any such notice being expressly waived by each Guarantor, to set-off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Bank to or for the credit or the account of such Guarantor, or any part thereof, in such amounts as such Bank may elect, against and on account of the obligations and liabilities of such Guarantor to such Bank hereunder and claims of every nature and description of such Bank against such Guarantor, in any currency, whether arising hereunder, under the Credit Agreement, the Notes, the other Credit Documents, the Letters of Credit or otherwise, as such Bank may elect, whether or not the Administrative Agent, any Co-Agents or any Bank has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. Each Bank agrees to notify such Guarantor promptly of any such set-off and the application made by such Bank, PROVIDED that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Bank under this paragraph are in addition to other rights and remedies (including, without limitation, other rights of set-off) which such Bank may have.

          5. NO SUBROGATION. Notwithstanding any payment or payments made by any of the Guarantors hereunder or any set-off or application of funds of any of the Guarantors by any Bank, no Guarantor shall be entitled to be subrogated to any of the rights of the Administrative Agent, the Co-Agents or any Bank against the Company or any other Guarantor or any collateral security or guarantee or right of offset held by any Bank for the payment of the Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Company or any other Guarantor in respect of payments made by such Guarantor hereunder, until all amounts owing to the Administrative Agent, the Co-Agents and the Banks by the Company on account of the Obligations are paid in full, no Letters of Credit are outstanding and the Commitments are terminated. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full, any Letter of Credit shall be outstanding or the Commitments shall not have been terminated, such amount shall be held by such Guarantor in trust for the Administrative Agent, the Co-Agents and the Banks, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Administrative Agent in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Administrative Agent, if required), to be applied against the Obligations, whether matured or unmatured, in such order as the Administrative Agent may determine.

          6. AMENDMENTS, ETC. WITH RESPECT TO THE OBLIGATIONS; WAIVER OF RIGHTS. Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Obligations made by the Administrative Agent, the Co-Agents or any Bank may be rescinded by such party and any of the Obligations continued, and the Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent, the Co-Agents or any Bank and the Credit Agreement, the Notes, the other Credit Documents, any Letter of Credit and any other collateral security document or other guarantee or document in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Administrative Agent, the Co-Agents and/or any Bank may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Administrative Agent, the Co-Agents or any Bank for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. Neither the Administrative Agent, the Co-Agents nor any Bank shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or for this Guarantee or any property subject thereto. When making any demand hereunder against any of the Guarantors, the Administrative Agent, the Co-Agents or any Bank may, but shall be under no obligation to, make a similar demand on the Company or any other Guarantor or guarantor, and any failure by the Administrative Agent, the Co-Agents or any Bank to make any such demand or to collect any payments from the Company or any such other Guarantor or guarantor or any release of the Company or such other Guarantor or guarantor shall not relieve any of the Guarantors in respect of which a demand or collection is not made or any of the Guarantors not so released of their several obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of the Administrative Agent, the Co-Agents or any Bank against any of the Guarantors. For the purposes hereof "demand" shall include the commencement and continuance of any legal proceedings.

          7. GUARANTEE ABSOLUTE AND UNCONDITIONAL. Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Administrative Agent, the Co-Agents or any Bank upon this Guarantee or acceptance of this Guarantee; the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Guarantee; and all dealings between the Company or any of the Guarantors and the Administrative Agent, the Co-Agents or any Bank shall likewise be conclusively presumed to have been had or consummated in reliance upon this Guarantee. Each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Company or any of the Guarantors with respect to the Obligations. Each

Guarantor understands and agrees that this Guarantee shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to
(a) the validity, regularity or enforceability of the Credit Agreement, the Notes, the Letters of Credit, any of the other Credit Documents, any of the Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Administrative Agent, the Co-Agents or any Bank, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Company against the Administrative Agent, the Co-Agents or any Bank, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Company or such Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Company for the Obligations, or of such Guarantor under this Guarantee, in bankruptcy or in any other instance. When pursuing its rights and remedies hereunder against any Guarantor, the Administrative Agent, each Co-Agent and any Bank may, but shall be under no obligation to, pursue such rights and remedies as it may have against the Company or any other Person or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto, and any failure by the Administrative Agent, the Co-Agents or any Bank to pursue such other rights or remedies or to collect any payments from the Company or any such other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Company or any such other Person or any such collateral security, guarantee or right of offset, shall not relieve such Guarantor of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent, the Co-Agents or any Bank against such Guarantor. This Guarantee shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon each Guarantor and the successors and assigns thereof, and shall inure to the benefit of the Administrative Agent, each Co-Agent and the Banks, and their respective successors, indorsees, transferees and assigns, until all the Obligations and the obligations of each Guarantor under this Guarantee shall have been satisfied by payment in full, no Letter of Credit shall remain outstanding and the Commitments shall be terminated, notwithstanding that from time to time during the term of the Credit Agreement the Company may be free from any Obligations.

          8. REINSTATEMENT. This Guarantee shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent, the Co-Agents or any

Bank upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Company or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Company or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

          9. PAYMENTS. Each Guarantor hereby guarantees that payments hereunder will be paid to the Administrative Agent without set-off or counterclaim in U.S. Dollars at the office of the Administrative Agent located at 270 Park Avenue, New York, New York 10017, U.S.A.

          10. REPRESENTATIONS AND WARRANTIES. Each Guarantor hereby represents and warrants that:

          (a) such Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction set forth opposite its name on Schedule V of the Credit Agreement and has the corporate power and authority and the legal right to own and operate its property, to lease the property it operates and to conduct the business in which it is currently engaged, except to the extent that the failure to possess such corporate power and authority and such legal right would not, in the aggregate, have a material adverse effect on the business, financial condition, assets, liabilities, net assets, properties, results of operations, value or prospects of the Company and its Subsidiaries taken as a whole;

          (b) such Guarantor has the corporate power and authority and the legal right to execute and deliver, and to perform its obligations under, this Guarantee, and has taken all necessary corporate action to authorize its execution, delivery and performance of this Guarantee;

          (c) this Guarantee constitutes a legal, valid and binding obligation of such Guarantor enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally;

          (d) the execution, delivery and performance of this Guarantee will not violate any provision of any Requirement of Law or Contractual Obligation of such Guarantor (not waived by the other parties thereto) and will not result in or require the creation or imposition of any Lien on any of the properties or revenues of such Guarantor pursuant to any Requirement of Law or Contractual Obligation of such Guarantor;

     (e) no consent or authorization of, filing with, or other act by or in respect of, any arbitrator or Governmental Authority and no consent of any other Person (including, without limitation, any stockholder or creditor of such Guarantor) is required in connection with the execution, delivery, performance, validity or enforceability of this Guarantee; and

          (f) no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of such Guarantor, threatened by or against such Guarantor or against any of its properties or revenues (i) with respect to this Guarantee or (ii) which would have a material adverse effect on the business, financial condition, assets, liabilities, net assets, properties, results of operations, value or prospects of the Company and its Subsidiaries taken as a whole.

          Each Guarantor agrees that the foregoing representations and warranties shall be deemed to have been made by such Guarantor on each Borrowing Date by the Company under the Credit Agreement on and as of such Borrowing Date as though made hereunder on and as of such Borrowing Date.

          11. SEVERABILITY. Any provision of this Guarantee which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          12. PARAGRAPH HEADINGS. The paragraph headings used in this Guarantee are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

          13. NO WAIVER; CUMULATIVE REMEDIES. Neither the Administrative Agent, the Co-Agents nor any Bank shall by any act (except by a written instrument pursuant to paragraph 14 hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent, the Co-Agents or any Bank, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Administrative Agent, the Co-Agents or any Bank of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent, the Co-Agents or such Bank would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

          14. INTEGRATION; WAIVERS AND AMENDMENTS; SUCCESSORS AND ASSIGNS; GOVERNING LAW. This Guarantee represents the agreement of each Guarantor with respect to the subject matter hereof and there are no promises or representations by the Administrative Agent, the Co-Agents or any Bank relative to the subject matter hereof not reflected herein. None of the terms or provisions of this Guarantee may be waived, amended or supplemented or otherwise modified except by a written instrument executed by each Guarantor and the Administrative Agent, PROVIDED that any provision of this Guarantee may be waived by the Administrative Agent, the Co-Agents and the Banks in a letter or agreement executed by the Administrative Agent or by telex or facsimile transmission from the Administrative Agent. This Guarantee shall be binding upon the successors and assigns of each Guarantor and shall inure to the benefit of the Administrative Agent, the Co-Agents and the Banks and their respective successors and assigns. THIS GUARANTEE SHALL BE GOVERNED BY, AND BE CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

          15. NOTICES. All notices, requests and demands to or upon the Guarantors or the Administrative Agent, the Co-Agents or any Bank to be effective shall be in writing or by telecopy or telex and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or, in the case of mail, three days after deposit in the postal system, first class postage pre-paid, or, in the case of telecopy notice, confirmation of receipt received, or, in the case of telex notice, when sent, answerback received, addressed to a party at the address provided for such party in subsection 11.2 of the Credit Agreement or Schedule I hereto, as the case may be.

          16. COUNTERPARTS. This Guarantee may be executed by one or more of the parties hereto on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

          17. ACKNOWLEDGEMENT. Each Guarantor hereby confirms its agreement with subsections 11.10 and 11.12 of the Credit Agreement.

          18. SUBMISSION TO JURISDICTION; WAIVERS. (a) EACH GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY:

          (i) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO ANY CREDIT DOCUMENT, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

         (ii) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS, AND WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

        (iii) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE AFFECTED BY MAILING A COPY THEREOF, BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO SUCH GUARANTOR AT ITS ADDRESS SET FORTH ON SCHEDULE I HERETO OR AT SUCH OTHER ADDRESS OF WHICH THE ADMINISTRATIVE AGENT SHALL HAVE BEEN NOTIFIED PURSUANT TO SECTION 15 HEREOF;

         (iv) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.

     (b) EACH OF THE ADMINISTRATIVE AGENT, EACH CO-AGENT, EACH BANK AND EACH GUARANTOR HEREBY UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING REFERRED TO IN PARAGRAPH (a) ABOVE.

          19. CONTINUATION OF GUARANTEE. This Guarantee (a) continues in full force and effect, unimpaired and undischarged, the indebtedness created under the Existing Guarantee made by the Guarantors in favor of the Administrative Agent and (b) constitutes an amendment and restatement of the Existing Guarantee.

          IN WITNESS WHEREOF, each of the undersigned has caused this Guarantee to be duly executed and delivered by its duly authorized officer as of the day and year first above written.


CABLE/HOME COMMUNICATION CORP.


                                        By____________________
                                        Richard C. Smith
                                        Title: Vice President



                                        COMMSCOPE, INC.


                                        By
                                        Richard C. Smith
                                        Title: Secretary

                                                                      SCHEDULE I





                             ADDRESSES OF GUARANTORS




          The address of each Guarantor is:

                    c/o General Instrument Corporation
                    181 West Madison Street
                    Chicago, Illinois  60602